Exhibit 99.1

For Immediate Release
Sun Bancorp, Inc. Announces Branch Sale Agreement and Consolidations of Nine Additional Branches

Contact:	Mike Dinneen
Senior Vice President, Director of Marketing
(856) 552-5013
mdinneen@sunnb.com

MOUNT LAUREL, N.J. – March 31, 2015 –
Highlights

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Announces agreement to sell Sun National Bank's Hammonton branch assets and related deposits and loans to Cape Bank for a deposit premium of 4%, resulting in an anticipated net gain of approximately $0.5 million.

•	Announces consolidation of an additional nine Bank branch offices across seven counties, achieving anticipated overall branch count of 31 by end of 2015.
•	Expected reduction in annual non-interest expense of approximately $4.6 million as a result of announced branch sale and branch consolidations.
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One-time branch consolidation charges of approximately $4.0 million to be offset by a $9.2 million net gain on sale from the March 6th closing on the previously announced sale of seven branch locations in Cape May County.

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This announcement completes Sun's branch rationalization process announced in July, 2014. The outcome of the multiple consolidations and sales since then result in a 39% reduction in locations, anticipated annualized direct expense reduction of approximately $10 million, a significant increase in average deposits per branch and a net gain of approximately $6.5 million.

Sun Bancorp, Inc. (NASDAQ: SNBC) (the "Company"), the holding company for Sun National Bank ("Sun" or the "Bank"), today announced the Bank's plan to realign branch offices within its footprint, which will include the consolidation of nine branches into nearby locations, as well as the sale of one branch office.

The Bank is announcing an agreement of sale with Cape Bank, the banking subsidiary of Cape Bancorp, Inc. (NASDAQ:  CBNJ) for the sale of the Sun branch office in Hammonton, N.J.  This branch, with approximately $34.1 million in deposits and approximately $4.9 million in local branch loans, will be sold for a premium on deposits of 4% to be calculated at closing.  The loans will be sold at book value and the fixed assets, including the facility, will be sold at fair market value.  The transaction is expected to be completed during the third quarter of 2015, subject to Cape Bank's receipt of regulatory approvals as well as customary closing conditions.

Additionally, nine Sun branch locations across seven counties will be merged into eight nearby Sun branches.  This planned consolidation of the branch network is a result of the Bank's county-by-county evaluation of market growth potential, cost efficiencies, and the Bank's ability to service clients through nearby branches and surcharge-free ATMs, as well as online and mobile channels.

"Consolidating branches is never an easy decision," said Thomas M. O'Brien, President and CEO of the Company.  "However, as customers' channel preferences have evolved and costs have risen, it presents the opportunity to further maximize efficiencies within our branch network.  The result will be branch locations with greater average deposit bases and an overall more efficient cost model.  Additionally, our Hammonton customers will be well-served by the team at Cape Bank."

The consolidation of these nine locations and the Hammonton branch sale to Cape Bank are expected to result in an annualized pre-tax cost savings of approximately $4.6 million.  One-time charges related to the branch consolidation are estimated to be up to $4.0 million and will be fully recognized in the financial results for the first quarter of 2015.  As previously announced, the Bank completed the sale of seven locations to Sturdy Savings Bank on March 6, 2015, for a net gain on sale of $9.2 million

The Bank also anticipates recognizing a gross gain on sale of approximately $1.4 million as a result of the Hammonton branch sale to Cape Bank.  After adjustments for the book value of branch loans and fair market value of the facility, the Bank expects a net gain on sale of approximately $0.5 million after completion of this transaction.  In total, the Company anticipates that its overall branch rationalization efforts, including consolidations and sales since 2014, will have resulted in a 39% reduction in branch locations, an annualized direct expense reduction of approximately $10 million, an increase in the average deposit base of its remaining 31 branch locations, and net gain of approximately $6.5 million.

"At the beginning of 2014, the Bank had more than 50 branch locations," said O'Brien.  "Through our comprehensive branch sales and consolidation efforts over the last nine months, we anticipate Sun having approximately 31 retail branch locations across eleven counties by the end of 2015.  We will have fully exited Salem and Cape May Counties, which were the most remote locations from our core operations.  This is consistent with the objectives laid out in the July 2014 restructuring announcement and further affirms our commitment to improving efficiencies, building shareholder value, and providing an appropriate branch distribution channel that meets the banking needs of our customer base.  The Bank has a strong track record of successfully consolidating locations and retaining deposits and relationships.  This represents the final phase of our previously-announced comprehensive branch rationalization efforts"

Details regarding markets affected by the Bank's branch rationalization plan are as follows:

Atlantic County:
•	The Brigantine branch office will merge into the Atlantic City branch office. As a result, the Brigantine office is expected to close in the third quarter of 2015.
•	The Hammonton branch and its related deposits and loans will be acquired by Cape Bank.
•	Upon completion, customers will have access to six Sun branch offices and 19 total surcharge-free ATMs in Atlantic County.

Cumberland County:
•	The Bridgeton branch will merge into the Millville branch office. As a result, the Bridgeton office is expected to close in the third quarter of 2015.
•	Upon completion, customers will have access to three Sun branch offices and eleven total surcharge-free ATMs in Cumberland County.

Gloucester County:
•	The Glassboro branch office will merge into the Turnersville branch office. As a result, the Glassboro office is expected to close in the third quarter of 2015.
•	Upon completion, customers will have access to two Sun branch offices and 16 total surcharge-free ATMs in Gloucester County.

Mercer County:
•	The Trenton and West Windsor branch offices will both merge into the Hamilton branch office. As a result, the Trenton and West Windsor offices are expected to close in the third quarter of 2015.
•	Upon completion, customers will have access to two Sun branch offices and 16 total surcharge-free ATMs in Mercer County.

Monmouth County:
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The Howell branch office will merge into the Freehold Route 9 branch office, and the Holmdel branch office will merge into the Matawan branch office.  As a result, both Howell and Holmdel are expected to close in the third quarter of 2015.

•	Upon completion, customers will have access to six Sun branch offices, one drive-through and 24 total surcharge-free ATMs in Monmouth County.

Ocean County:
•	The Toms River branch office will merge into the Lanoka Harbor branch office. As a result, the Toms River office is expected to close in the third quarter of 2015.
•	Upon completion, customers will have access to three Sun branch offices and 26 total surcharge-free ATMs in Ocean County.

Salem County:
•	The Carney's Point branch office will merge into the Logan Township branch office. As a result, the Carney's Point office is expected to close in the third quarter of 2015.
•	Upon completion, customers will have access to three surcharge-free ATMs in Salem County.

About Sun Bancorp. Inc.
Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.72 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Customary post-closing settlements may affect premiums and net gain on sale figures.  Anticipated closing dates may change pending customary regulatory approval.  Additional information on these risks can be found in the Company's filings with the Securities and Exchange Commission.

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